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                                                             EXHIBIT 9.1(a)


                     AMENDMENT TO VOTING TRUST AGREEMENT


        THIS AMENDMENT TO VOTING TRUST AGREEMENT (this "Amendment") is made as of March 11, 1994, among Edward L. Sawyer, Jr. ("Sawyer"), the Alexander Sawyer Trust under Irrevocable Trust Agreement dated July 21, 1987 (as amended, the "Sawyer Trust"), Ronald T. Larizza (the "Voting Trustee") and Larizza Industries, Inc., an Ohio corporation (the "Depositary"). For convenience, Sawyer and the Sawyer Trust are sometimes referred to herein individually as a "Beneficial Owner" and collectively as the "Beneficial Owners."

                                   RECITALS

        The parties hereto acknowledge the truth and accuracy of the following recitals and incorporate them as a part of this Agreement:

        A. Sawyer, the Sawyer Trust, the Voting Trustee and the Depositary have previously entered into the Voting Trust Agreement, dated as of December 20, 1991 (the "Agreement").

        B. Sawyer, the Sawyer Trust, the Voting Trustee and the Depositary desire to extend the term of the Agreement to December 31, 1998, subject to the consent to such extension by the Banks (i) as defined in the Amended and Restated Credit Agreement, among the Depositary, various banks and Bankers Trust Company, as Agent, dated as of January 18, 1989 and amended and restated as of December 23, 1991 (the "U.S. Credit Agreement"), and (ii) as defined in the Credit Agreement, among Manchester Plastics, Ltd., the Depositary, various banks and Bankers Trust Company, as Agent, dated as of December 23, 1991 (the "Canadian Credit Agreement").

        C. In order to ensure the continuity of management and policy of the Depositary, it is deemed to be in the best interests of Beneficial Owners and the Depositary to vest the voting power of Beneficial Owners in the Voting Trustee for an extended term. Accordingly, Beneficial Owners desire to extend the term of the Agreement. The parties acknowledge that the Shares covered by this Agreement, when added to the number of shares of Common Stock of the Depositary held of record or beneficially owned by the Common Stock of the Depositary held of record or beneficially owned by the Voting Trustee from time to time, will enable the Voting Trustee to elect a majority of the members of the Board of Directors of the Depositary.

        THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, desiring to amend a trust in the manner herein provided and intending to be legally bound, agree as follows:

        1. Section 7 of the Agreement is hereby amended by replacing the date "January 1, 1996" with the date "December 31, 1998" in Section 7 of the Agreement, subject to the subsequent consent of the Banks (as defined in the
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U.S. Credit Agreement and the Canadian Credit Agreement), including pursuant to
Section 9.14(a) of the U.S. Credit Agreement and Section 8.16(a) of the
Canadian Credit Agreement.

        2. Except as modified by this Amendment, the Agreement shall continue in full force according to its terms and is hereby ratified.

        3.  The following provisions shall be used in interpreting this
Amendment:

            (a) This Amendment shall be binding upon and inure to the benefit of the heirs, executors, administrators and permitted successors and assigns of the parties to this Amendment.

            (b) This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c) This Amendment shall become effective when it shall be signed by the Voting Trustee and Beneficial Owners.

            (d) The validity of this Amendment, or any part thereof, and interpretations of all provisions hereof, shall be governed by the laws of the State of Ohio.

            (e) The invalidity of any term or provision of this Amendment shall not affect the validity of the remainder of this Amendment.

            (f) An executed counterpart of this Amendment may, but shall not be required to, be filed with the Secretary of the Depositary, and upon such filing shall be open to inspection by any shareholder of the Depositary at the executive offices of the Depositary at all reasonable times.

            (g) This Amendment constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, written or oral, with respect thereto.


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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth in the introductory paragraph of this Amendment.

                                        BENEFICIAL OWNERS:

                                           /s/ EDWARD L. SAWYER, JR.
                                        ---------------------------------------
                                        Edward L. Sawyer, Jr.

                                        THE ALEXANDER SAWYER TRUST UNDER
                                        IRREVOCABLE TRUST AGREEMENT
                                        DATED JULY 21, 1987

                                        By:   /s/ ROBERT H. JACKSON
                                           ------------------------------------
                                              Robert H. Jackson, Trustee


                                        VOTING TRUSTEE:

                                             /s/ RONALD T. LARIZZA
                                        ----------------------------------------
                                        Ronald T. Larizza


                                        DEPOSITARY:


                                        LARIZZA INDUSTRIES, INC., an
                                        Ohio corporation

                                        By:  /s/ TERENCE C. SEIKEL
                                           ------------------------------------

                                             Its: Chief Financial Officer
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